NEWS RELEASE

	Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
FOR IMMEDIATE RELEASE		281-504-8026

Ken Dennard, Managing Partner
Dennard Rupp Gray & Lascar, LLC
ksdennard@drg-l.com
713-529-6600

US DATAWORKS ANNOUNCES FISCAL 2013 FIRST QUARTER RESULTS

SUGAR LAND, TX – AUGUST 14, 2012 – US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its fiscal 2013 first quarter ended June 30, 2012.

Revenue for the first quarter of fiscal 2013 was $1.2 million compared to revenue of $1.6 million for the first quarter of fiscal 2012. Net loss for the first quarter of fiscal 2013 was $535,000, or $0.02 loss per share, compared to a net loss of $272,000, or $0.01 loss per share, for the first quarter of fiscal 2012.

Conference Call Information

US Dataworks’ management has scheduled a conference call to review its fiscal 2013 first quarter results on Tuesday, August 14, 2012 at 11:00 a.m. Eastern time, 10:00 a.m. Central time. To listen to the call, dial (480) 629-9722 at least 10 minutes before the call begins and ask for US Dataworks’ conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 21, 2012. To access the replay, dial (303) 590-3030 using a pass code of 4559358#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com. To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call.

Additional information about Clearingworks as well as US Dataworks can be found on the company’s website at www.clearingworks.com.

About US Dataworks

US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools. US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.

US DATAWORKS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,
	2012	2011

Revenues:
Software transactional and subscription	$649,900	$683,319
Software licensing	2,432	91,201
Software maintenance	166,918	141,997
Professional services	392,425	584,018
Software resale	--	72,388

Total revenues	1,211,675	1,572,923

Cost of revenues	487,480	560,905

Gross profit	724,195	1,012,018

Operating expenses:
Research and development	231,613	253,241
Sales and marketing	278,926	303,451
General and administrative	558,932	558,209
Depreciation and amortization	18,629	24,629
Total operating expense	1,088,100	1,139,530

Income (loss) from operations	(363,905)	(127,512)

Other expense:
Interest expense	(21,420)	(20,525)
Interest expense – related party	(149,373)	(124,158)
Total other expense	(170,793)	(144,683)

Net income (loss)	$(534,698)	$(272,195)

Basic earnings (loss) per share	$(0.02)	$(0.01)

Diluted earnings (loss) per share	$(0.02)	$(0.01)

Basic weighted-average shares outstanding	33,516,961	33,364,574

Diluted weighted-average shares outstanding	33,516,961	33,364,574

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US DATAWORKS, INC.

CONDENSED BALANCE SHEETS

ASSETS	June 30, 2012	March 31, 2012
	(Unaudited)
Current assets:
Cash and cash equivalents	$79,222	$81,985
Accounts receivable, trade, net of allowance for doubtful accounts at June 30, 2012 and March 31, 2012 of $10,500 and $0, respectively	530,969	437,662
Prepaid expenses and other current assets	110,321	200,636
Total current assets	720,512	720,283

Property and equipment, net	174,338	184,387
Goodwill	4,020,698	4,020,698
Other assets	32,110	42,354
Total assets	$4,947,658	$4,967,722

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long term debt	$431,800	$244,667
Accounts payable	491,800	426,895
Accrued expenses	166,822	138,033
Accrued interest – related parties	467,246	383,592
Deferred revenue	526,114	424,191
Derivative instruments	8,488	--
Total current liabilities	2,092,270	1,617,378

Long term liabilities:
Notes payable, net of unamortized discount at June 30, 2012 and March 31, 2012 of $7,377 and $2,557, respectively	125,876	134,078
Notes payable – related parties, net of unamortized discount at June 30, 2012 and March 31, 2012 of $231,220 and $267,689, respectively	2,861,025	2,824,556
Total long term liabilities	2,986,901	2,958,634
Total liabilities	5,079,171	4,576,012

Commitments and contingencies

Stockholders’ equity:
Convertible Series B preferred stock, $0.0001 par value, 700,000 shares authorized, 109,933 shares issued and outstanding, $3.75 liquidation preference, dividends of $469,085 and $458,802 in arrears as of June 30, 2012 and March 31, 2012, respectively	11	11

Common stock, $0.0001 par value, 90,000,000 shares authorized, 33,517,668 and 33,485,835 shares issued and outstanding as of June 30, 2012 and March 31, 2012, respectively	3,351	3,348
Additional paid-in-capital	66,604,632	66,593,160
Accumulated deficit	(66,739,507)	(66,204,809)
Total stockholders’ equity	(131,513)	391,710

Total liabilities and stockholders’ equity	$4,947,658	$4,967,722

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US DATAWORKS, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended June 30,

	2012	2011
Cash flows from operating activities:
Net loss from operating activities	$(534,698)	$(272,195)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	18,629	24,629
Bad debt expense	15,581	--
Amortization of discount on notes payable	1,857	--
Amortization of discount on notes payable – related parties	36,469	34,620
Amortization of deferred financing costs – related parties	10,243	5,182
Stock based compensation	13,287	11,537
Changes in operating assets and liabilities:
Accounts receivable	(108,888)	355,465
Prepaid expenses and other current assets	90,315	308,206
Accounts payable	64,905	(200,731)
Accrued expenses	28,789	46,185
Accrued interest – related parties	83,654	67,637
Deferred revenue	101,923	(122,850)

Net cash (used in) provided by operating activities	(177,934)	257,685

Cash flows from investing activities:
Purchase of property and equipment	(8,580)	(3,097)

Net cash used in investing activities	(8,580)	(3,097)

Cash flows from financing activities:
Payments on note payable to bank	--	(41,667)
Payments on asset backed bank loan	(941,927)	(249,093)
Proceeds from asset backed bank loan	1,126,503	102,089
Payment on equipment loan payable	(825)	(551)

Net cash provided by (used in) financing activities	183,751	(189,222)

Net (decrease) increase in cash and cash equivalents	(2,763)	65,366
Cash and cash equivalents, beginning of period	81,985	44,096
Cash and cash equivalents, end of period	$79,222	$109,462

Supplemental disclosures of cash flow information:
Interest paid	$57,735	$15,342
Income taxes paid	--	--

Supplemental disclosures of non-cash financing activities:
In conjunction with extension of loan maturity date of certain notes payable the Company issued additional common stock warrants and modified the notes to add a common stock conversion feature. As a result, the following balance sheet accounts were affected as follows:
Increased derivative warrant instruments	$8,488
Increased note discount on notes payable	6,676
Decreased additional paid-in-capital	(1,812)

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US DATAWORKS, INC.

INCOME STATEMENT DATA

Non GAAP Reconciliations

For the quarters ended June 30, 2012 and 2011

	2012	2011
Reconciliation of adjusted EBITDA (See Note 1)
Net income (loss)	$(534,698)	$(272,195)
Depreciation and amortization	18,629	24,629
Stock Based compensation expense	13,287	11,537
Interest	170,793	144,683
Adjusted EBITDA (See Note 1)	$(331,989)	$(91,346)

Reconciliation of EBITDA margin
Revenue	$1,211,675	$1,572,923
Adjusted EBITDA	$(331,989)	$(91,346)
Margin %	-27%	-6%

Note 1:

Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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